UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 9/14/2026

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street
Indiana,	PA	15701
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 349-7220
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	FCF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 14, 2026, Phillip J. Graves Jr. was appointed Chief Accounting Officer of First Commonwealth Financial Corporation (the "Company") and First Commonwealth Bank, and was designated as the Company's principal accounting officer, effective September 14, 2026.
Mr. Graves joined the Company on September 14, 2026. Prior to joining the Company, Mr. Graves served as a Senior Manager at KPMG LLP from October 2021 to August 2026.
There are no arrangements or understandings between Mr. Graves and any other person pursuant to which he was appointed as Chief Accounting Officer. There are no family relationships between Mr. Graves and any director or executive officer of the Company, and Mr. Graves has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‑K.
In connection with his appointment, Mr. Graves will receive an annual base salary of $275,000. In addition, the Company will enter into a change of control agreement with Mr. Graves that provides for one year of severance with substantially the same terms as the Company's change of control agreements with other executive officers. The foregoing description is qualified in its entirety by reference to the change of control agreement, a copy of which will be filed as exhibits to the Company's Quarterly Report on Form 10‑Q for the quarter ending September 30, 2026.

Item 9.01	Financial Statements and Exhibits
Exhibits

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 17, 2026

FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/s/ James R. Reske
Name:	James R. Reske
Title:	Executive Vice President, Chief Financial Officer and Treasurer